Exhibit 99.1

DANAHER REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2015 RESULTS

WASHINGTON, D.C., January 26, 2016 -- Danaher Corporation (NYSE:DHR) today announced results for the fourth quarter and full year 2015. All financial metrics in this press release reflect Danaher’s continuing operations.

For the fourth quarter ended December 31, 2015, non-GAAP adjusted diluted net earnings per share were $1.27, which reflects the adjustments identified in the attached reconciliation schedule. This represents a 13.5% increase over the comparable 2014 amount. On a GAAP basis, net earnings for the fourth quarter were $735 million, or $1.06 per share on a diluted basis. Revenues for the 2015 fourth quarter increased 12.5%, on a year-over-year basis, to $5.9 billion with flat core revenues.

For the full year 2015, non-GAAP adjusted diluted net earnings, which reflect the adjustments identified in the attached reconciliation schedule, were $4.30 per share representing an increase of 8.5% over the comparable amount in 2014. On a GAAP basis, net earnings for the full year 2015 were $2.6 billion, or $3.67 per share on a diluted basis. Revenues for the full year 2015 increased 7.5% to $20.6 billion with core revenues increasing 3.0%.

The Company anticipates that non-GAAP, adjusted diluted net earnings per share for the first fiscal quarter of 2016 will be in the range of $1.00 to $1.04. The Company continues to expect its full year 2016 adjusted diluted net earnings per share to be in the range of $4.80 to $4.95, which would represent a 12% to 15% increase from the comparable 2015 amount.

Thomas P. Joyce, Jr., President and Chief Executive Officer, stated, “We are pleased with our fourth quarter results. During the quarter, the team delivered double-digit earnings growth, significantly expanded core operating margins, generated record free cash flow and announced several bolt-on acquisitions. Despite the more challenging economic landscape, particularly in our industrially-oriented markets, we continue to execute well.”

Joyce added, “Looking back, 2015 was a remarkable year for Danaher. We completed the largest acquisition in our history with Pall, announced our pending separation into two independent, publicly traded companies with Fortive, and drove excellent overall financial results. With the Danaher Business System as our foundation, we believe we’ll continue to deliver earnings outperformance and create long-term shareholder value in 2016 and for many years to come.”

Danaher will discuss its results during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher's website, www.danaher.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 800-768-6569 within the U.S. or by dialing 785-830-7992 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s investor conference call (access code 9714607). A replay of the conference call will be available shortly after the conclusion of the call and until Tuesday, February 2, 2016. The replay can be accessed by dialing 888-203-1112 within the U.S. or 719-457-0820 outside the U.S. with the access code 9714607. In addition, a presentation and other materials related to Danaher’s results are available on the “Investors” section of Danaher’s website under the subheading “Financial Information.”

ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands have unparalleled leadership positions in some of the most demanding and attractive industries, including health care, environmental and industrial. The Company's globally diverse team of 81,000 associates is united by a common culture and operating system, the Danaher Business System. In 2015, Danaher generated $20.6 billion in revenue and its market capitalization exceeded $60 billion. For more information please visit: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

FORWARD LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated adjusted diluted net earnings per share for the first quarter and full year 2016, the expected spin-off of Fortive Corporation in 2016, the Company’s anticipated earnings outperformance and delivery of shareholder value and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy, the markets we serve and the financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions and successfully complete divestitures and other dispositions, contingent liabilities relating to acquisitions and divestitures, our ability to integrate the recent acquisition of Pall Corporation and achieve the anticipated benefits of that transaction, our ability to successfully consummate the separation of Danaher into two public companies and realize the anticipated benefits of that transaction, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reductions and other changes in the healthcare industry, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, labor matters, international economic, political, legal, compliance and business factors, disruptions relating to man-made and natural disasters, security breaches or other disruptions of our information technology systems and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2014 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2015. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Matthew E. Gugino
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Diluted Net Earnings Per Share From Continuing Operations

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Diluted Net Earnings Per Share From Continuing Operations (GAAP)	$1.06	$0.91	$3.67	$3.56
Fair value adjustments to inventory ($20 million pre-tax, $15 million after-tax) incurred in the three months ended April 3, 2015 and year ended December 31, 2015, acquisition-related transaction costs deemed significant ($12 million pre-tax, $9 million after-tax) for the three months and year ended December 31, 2014 and fair value adjustments to inventory ($5 million pre-tax, $4 million after-tax) for the three months and year ended December 31, 2014 in each case incurred in connection with the acquisition of Nobel Biocare	—	0.02	0.02	0.02
Fair value adjustments to inventory and deferred revenue, net of the impact of freezing pension benefits, in each case related to the acquisition of Pall Corporation and incurred in the three months ended December 31, 2015 ($60 million pre-tax, $48 million after-tax); acquisition-related transaction costs deemed significant ($21 million pre-tax, $16 million after-tax), change in control payments, and fair value adjustments to inventory and deferred revenue, net of the impact of freezing pension benefits, in each case related to the acquisition of Pall Corporation and incurred in the year ended December 31, 2015 ($107 million pre-tax, $84 million after-tax)
	0.07	—	0.14	—
Gain on sale of marketable securities in the year ended December 31, 2015 ($12 million pre-tax, $8 million after-tax) in the three months ($99 million pre-tax, $62 million after-tax) and year ($123 million pre-tax, $77 million after-tax) ended December 31, 2014	—	(0.09)	(0.01)	(0.11)
Productivity charges for the three months and year ended December 2014 in excess of amounts originally budgeted and publicly communicated in December 2013 ($94 million pre-tax and $72 million after-tax)	—	0.10	—	0.10
Costs incurred in the three months ($15 million pre-tax, $9 million after-tax) and year ($23 million pre-tax, $16 million after-tax) ended December 31, 2015 related to preparation for Danaher's 2016 separation	0.01	—	0.02	—
Gain on sale of a product line ($34 million pre-tax, $26 million after-tax) in the year ended December 31, 2014	—	—	—	(0.04)
Discrete income tax gains net of discrete income tax charges incurred in the three months ($29 million) and the year ($45 million) ended December 31, 2015; discrete income tax charges (net of gains) and benefits from lower than expected effective tax rate (due primarily to year-end 2014 tax law changes) in the three months and year ended December 31, 2014	(0.04)	0.09	(0.06)	0.08
Amortization of acquisition-related intangible assets in the three months ($158 million pre-tax, $121 million after-tax) and year ($478 million pre-tax, $365 million after-tax) ended December 31, 2015 and in the three months ($92 million pre-tax, $70 million after-tax) and year ($352 million pre-tax, $270 million after-tax) ended December 31, 2014	0.17	0.09	0.52	0.36
Adjusted Diluted Net Earnings Per Share From Continuing Operations (Non-GAAP)	$1.27	$1.12	$4.30	$3.97

Forecasted Diluted Net Earnings Per Share From Continuing Operations

	Three Months Ending April 1, 2016		Year Ending December 31, 2016
	Low End	High End	Low End	High End
Diluted Net Earnings Per Share From Continuing Operations (GAAP)	$0.80	$0.84	$4.01	$4.16
Anticipated costs for the three months ending April 1, 2016 ($13 million pre-tax, $12 million after-tax) and for the year ending December 31, 2016 ($56 million pre-tax, $53 million after-tax) related to preparation for Danaher's 2016 separation	0.02	0.02	0.08	0.08
Anticipated amortization of acquisition-related intangible assets in the three months ending April 1, 2016 ($160 million pre-tax, $123 million after-tax) and in the year ending December 31, 2016 ($645 million pre-tax, $495 million after-tax)	0.18	0.18	0.71	0.71
Adjusted Diluted Net Earnings Per Share Per Share From Continuing Operations (Non-GAAP)	$1.00	$1.04	$4.80	$4.95
Year-over-year % Change	9.9%	14.3%	11.6%	15.1%

Core Revenue Growth

Components of Revenue Growth	Three Months Ended December 31, 2015 vs. Comparable 2014 Period	Year Ended December 31, 2015 vs. Comparable 2014 Period
Core (Non-GAAP)	—%	3.0%
Acquisitions (Non-GAAP)	17.5%	10.5%
Impact of Currency Translation (Non-GAAP)	(5.0)%	(6.0)%
Total Revenue Growth (GAAP)	12.5%	7.5%

Adjusted Diluted Net Earnings Per Share From Continuing Operations

We disclose the non-GAAP measure of adjusted diluted net earnings per share from continuing operations, which refers to GAAP diluted net earnings per share from continuing operations, excluding the items identified in the reconciliation schedule above. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Management believes that this measure provides useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers. The items described above have been excluded from this measure because items of this nature and/or size occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

The Company estimates the tax effect of the items identified in the reconciliation schedule above by applying the Company's overall estimated effective tax rate to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Core Revenue and Core Revenue Growth

We use the term “core revenue” or “sales from existing businesses” to refer to GAAP revenue from existing operations excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations (“acquisition sales”), and (2) the impact of currency translation. The portion of GAAP revenue from existing operations attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these non-GAAP measures provide useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of currency translation from these measures because currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divested product lines because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
($ and shares in millions, except per share amounts)

	Three Months Ended December 31			Year Ended December 31
	2015	2014		2015	2014
Sales	$5,884.8	$5,224.2		$20,563.1	$19,154.0
Cost of sales	(2,871.5)	(2,561.7)		(9,800.6)	(9,261.4)
Gross profit	3,013.3	2,662.5		10,762.5	9,892.6
Operating costs:
Selling, general and administrative expenses	(1,707.4)	(1,494.9)		(6,054.3)	(5,389.0)
Research and development expenses	(327.1)	(300.7)		(1,239.1)	(1,157.0)
Operating profit	978.8	866.9		3,469.1	3,346.6
Nonoperating income (expense):
Other income	—	99.1		12.4	156.5
Interest expense	(59.1)	(25.7)		(162.8)	(119.1)
Interest income	—	4.5		5.3	16.7
Earnings from continuing operations before income taxes	919.7	944.8		3,324.0	3,400.7
Income taxes	(184.5)	(295.2)		(725.3)	(857.6)
Net earnings from continuing operations	735.2	649.6		2,598.7	2,543.1
Earnings from discontinued operations, net of income taxes	(46.6)	12.1		758.7	55.3
Net earnings	$688.6	$661.7		$3,357.4	$2,598.4
Net earnings per share from continuing operations:
Basic	$1.07	$0.92		$3.72	$3.62
Diluted	$1.06	$0.91		$3.67	$3.56
Net earnings per share from discontinued operations:
Basic	$(0.07)	$0.02		$1.09	$0.08
Diluted	$(0.07)	$0.02		$1.07	$0.08
Net earnings per share:
Basic	$1.00	$0.94		$4.81	$3.70
Diluted	$0.99	$0.92	*	$4.74	$3.63	*
Average common stock and common equivalent shares outstanding:
Basic	687.4	704.8		698.1	702.2
Diluted	697.1	717.6		708.5	716.1
* Net earnings per share amounts do not add due to rounding.
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (unaudited)
($ and shares in millions, except per share amount)

	As of December 31
	2015	2014
ASSETS
Current assets:
Cash and equivalents	$790.8	$3,005.6
Trade accounts receivable, less allowance for doubtful accounts of $134.2 and $120.3, respectively	3,964.1	3,445.8
Inventories	2,095.4	1,782.8
Prepaid expenses and other current assets	986.4	952.7
Current assets, discontinued operations	—	244.4
Total current assets	7,836.7	9,431.3
Property, plant and equipment, net	2,825.6	2,171.9
Other assets	1,219.3	1,016.7
Goodwill	25,070.3	15,673.2
Other intangible assets, net	11,270.3	7,059.5
Other assets, discontinued operations	—	1,639.1
Total assets	$48,222.2	$36,991.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$845.2	$71.9
Trade accounts payable	2,049.0	1,825.0
Accrued expenses and other liabilities	3,276.2	3,191.5
Current liabilities, discontinued operations	—	308.0
Total current liabilities	6,170.4	5,396.4
Other long-term liabilities	6,262.6	4,584.4
Long-term debt	12,025.2	3,401.5
Long-term liabilities, discontinued operations	—	159.6
Stockholders’ equity:
Common stock - $0.01 par value, 2.0 billion shares authorized; 801.6 and 792.5 issued; 686.8 and 704.3 outstanding, respectively	8.0	7.9
Additional paid-in capital	4,981.2	4,480.9
Retained earnings	21,012.3	20,323.0
Accumulated other comprehensive income (loss)	(2,311.2)	(1,433.7)
Total Danaher stockholders’ equity	23,690.3	23,378.1
Noncontrolling interests	73.7	71.7
Total stockholders’ equity	23,764.0	23,449.8
Total liabilities and stockholders’ equity	$48,222.2	$36,991.7

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
($ and shares in millions)

	Year Ended December 31
	2015	2014
Cash flows from operating activities:
Net earnings	$3,357.4	$2,598.4
Less: earnings from discontinued operations, net of income taxes	758.7	55.3
Net earnings from continuing operations	2,598.7	2,543.1
Non-cash items:
Depreciation	573.5	537.9
Amortization	477.8	351.6
Stock-based compensation expense	139.0	115.5
Pretax gain on sales of investments and a product line	(12.4)	(156.5)
Change in deferred income taxes	(151.3)	199.8
Change in trade accounts receivable, net	(52.1)	(113.4)
Change in inventories	119.7	49.9
Change in trade accounts payable	103.9	108.5
Change in prepaid expenses and other assets	(86.7)	(136.9)
Change in accrued expenses and other liabilities	117.9	118.5
Total operating cash provided by continuing operations	3,828.0	3,618.0
Total operating cash (used in) provided by discontinued operations	(26.2)	140.4
Net cash provided by operating activities	3,801.8	3,758.4
Cash flows from investing activities:
Cash paid for acquisitions	(14,305.0)	(3,128.4)
Payments for additions to property, plant and equipment	(633.0)	(580.6)
Payments for purchases of investments	(87.1)	—
Proceeds from sales of investments and a product line	43.0	253.8
All other investing activities	69.9	30.3
Total investing cash used in continuing operations	(14,912.2)	(3,424.9)
Total investing cash used in discontinued operations	(38.8)	(19.4)
Net cash used in investing activities	(14,951.0)	(3,444.3)
Cash flows from financing activities:
Proceeds from the issuance of common stock	249.0	132.9
Payment of dividends	(354.1)	(227.7)
Net proceeds from borrowings (maturities of 90 days or less)	3,511.2	312.2
Proceeds from borrowings (maturities longer than 90 days)	5,682.9	—
Repayments of borrowings (maturities longer than 90 days)	(35.5)	(414.7)
All other financing activities	(3.3)	(20.9)
Net cash provided by (used in) financing activities	9,050.2	(218.2)
Effect of exchange rate changes on cash and equivalents	(115.8)	(205.5)
Net change in cash and equivalents	(2,214.8)	(109.6)
Beginning balance of cash and equivalents	3,005.6	3,115.2
Ending balance of cash and equivalents	$790.8	$3,005.6

Supplemental disclosure:
Shares redeemed through the distribution of the communications business (26.0 shares held as Treasury shares)	$2,291.7	$—
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (unaudited)
($ in millions)

	Three Months Ended December 31		Year Ended December 31
	2015	2014	2015	2014
Sales:
Test & Measurement	$657.1	$720.4	$2,654.8	$2,702.1
Environmental	997.5	988.5	3,635.4	3,547.3
Life Sciences & Diagnostics	2,679.5	1,994.9	8,213.1	7,185.7
Dental	734.6	626.9	2,736.8	2,193.1
Industrial Technologies	816.1	893.5	3,323.0	3,525.8
Total	$5,884.8	$5,224.2	$20,563.1	$19,154.0

Operating Profit:
Test & Measurement	$153.0	$143.2	$614.4	$573.2
Environmental	217.9	189.6	782.4	705.2
Life Sciences & Diagnostics	372.1	330.7	1,088.5	1,105.9
Dental	116.2	59.8	370.4	304.4
Industrial Technologies	175.9	182.0	799.3	801.3
Other	(56.3)	(38.4)	(185.9)	(143.4)
Total	$978.8	$866.9	$3,469.1	$3,346.6

Operating Margins:
Test & Measurement	23.3%	19.9%	23.1%	21.2%
Environmental	21.8%	19.2%	21.5%	19.9%
Life Sciences & Diagnostics	13.9%	16.6%	13.3%	15.4%
Dental	15.8%	9.5%	13.5%	13.9%
Industrial Technologies	21.6%	20.4%	24.1%	22.7%
Total	16.6%	16.6%	16.9%	17.5%

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.